UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – APRIL 7, 2014

EPCYLON TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-53770	27-0156048
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

131 Bloor Street West, Suite 200/372
Toronto, Ontario, Canada M5S 1R8
(Address of principal executive offices)

(416) 479-0880
(Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Designation of Series A Preferred Stock

Effective March 7, 2014, Board of Directors of Epcylon Technologies, Inc., a Nevada corporation (the "Company") and the majority shareholders of the Company, approved an amendment to the articles of incorporation to create and authorize 15,000,000 shares of blank check preferred stock, par value $0.001, in connection with the proposed restructure of the Company (the “Amendment”). The Amendment was filed with the Secretary of State of Nevada on April 3, 2014 increasing the authorized capital to create 15,000,000 shares of preferred stock, par value $0.001 (the "Preferred Shares").

On April 7, 2014, the Company filed a Designation of Series A preferred stock with the Nevada Secretary of State (the "Designation"), creating 10,000,000 shares of Series A preferred stock at $0.001 par value. The Designation provides for certain rights and preferences as follows:

(a) The initial price of each share of Series A Preferred Stock shall be $0.20.

(b) Any and all revenue earned on a quarterly basis as a result of investment of the funds in a restricted account shall, upon approval by the Board of Directors of the Company, be distributed on a quarterly basis to the holders of the Series A preferred stock in accordance with their proportionate equity holdings of Series A preferred stock within ten days from the end of such quarter (the "Earned Dividend"). The amount of such Earned Dividend shall be determined in accordance with the respective account management agreement entered into between the Company and the respective holder of the shares of Series A preferred stock. If the Company is to pay such Earned Dividend, the holder of the Series A preferred stock may elect to take payment of such Earned Dividend in the form of either cash or issuance of shares of common stock rather than a cash dividend. Such price per share shall be the average trading price of the Company's shares on the OTCQB during the preceding five business days prior to payment of the Earned Dividend.

(c) The holder of the Series A Preferred Stock shall at their option convert the shares of Series A Preferred Stock into shares of common stock on a one preferred share for 1.333333 common share basis.

(d) The Company may by providing a five day notice to the holder of the Series A Preferred Shares redeem such Series A Preferred Shares at a redemption price of $0.20 per share plus all unpaid and accrued Earned Dividends. In the event of receipt of the Notice of Redemption by the holder of the Series A Preferred Shares, the holder shall have five business days from date of receipt to convert into shares of common stock.

(e) Each holder of outstanding shares of Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of Series A Preferred Stock multiplied by 100. No further designations of preferred shares junior to the Series A Preferred Stock shall have voting rights equal to or higher than the Series A Preferred Stock without the 2/3's consent of all shares of Series A Preferred Stock issued and outstanding.

The foregoing is a summary description of the rights and preferences of the Series A Preferred Stock and does not purport to be complete and is qualified in its entirety by reference to the Designation of Series A Preferred Stock which is filed hereto as Exhibit 3.2 to this Current Report on Form 8-K and incorporated by reference herein.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS (a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

3.2	Designation of Series A Preferred Stock filed with the Nevada Secretary of State on April 7, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPCYLON TECHNOLOGIES, INC.

DATE: April 16, 2014	/s/ Cato Kemmler
Name: Cato Kemmler
Title: President